UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 S. Belt Line Rd., Suite 500 Coppell, TX	75019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 357-9588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2024 (the “Amendment Effective Date”), Dave & Buster’s, Inc. (the “Borrower”), a wholly owned subsidiary of Dave & Buster’s Entertainment, Inc. (the “Company”), Dave & Buster’s Holdings, Inc. (“Holdings”), as parent guarantor, the additional borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “Agent”) entered into the Fourth Amendment to Credit Agreement (the “Amendment”), which amended that certain Credit Agreement, dated June 29, 2022 (the “Credit Agreement” and the Credit Agreement, as amended by the First Amendment to Credit Agreement, dated as of June 30, 2023, the Second Amendment to Credit Agreement, dated as of January 19, 2024, the Third Amendment to Credit Agreement and Joinder Agreement, dated as of January 31, 2024 and as further amended by the Amendment, the “Amended Credit Agreement”), by and among the Borrower, Holdings, the additional borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto and the Agent.

The Amendment, among other things, provides for (i) a new tranche of term loans in an aggregate principal amount of $700,000,000 (the “2024 Incremental Term B Loans”) and (ii) an upsized and extended revolving credit facility in an aggregate principal amount of $650,000,000, which is made up of $500,000,000 of replacement revolving commitments (the “2024 Replacement Revolving Commitments”) and $150,000,000 of incremental revolving commitments (the “2024 Incremental Revolving Commitments and, together with the 2024 Replacement Revolving Commitments, the “2024 Revolving Facility Commitments”), which form a single revolving credit facility under the Amended Credit Agreement in an aggregate principal amount of $650,000,000.

The proceeds of the 2024 Incremental Term B Loans will be used to (i) redeem in full the Borrower’s 7.625% Senior Secured Notes due 2025 (the “Notes”) and (ii) repay approximately $200,000,000 of the term loans outstanding under the Credit Agreement immediately prior to the Amendment Effective Date (the “Existing Term B Loans”). The 2024 Replacement Revolving Commitments will refinance in full the revolving commitments outstanding immediately prior to the Amendment Effective Date (the “Existing Revolving Commitments”). The 2024 Incremental Term B Loans and the 2024 Revolving Facility Commitments have terms substantially the same as the terms of the Existing Term B Loans and the Existing Revolving Commitments, respectively, except as summarized herein.

The 2024 Incremental Term B Loans may be prepaid at any time, without premium or penalty, but are subject to a prepayment premium of 1.00% (subject to certain exceptions) if certain refinancings of or amendments to reduce the all-in-yield of the 2024 Incremental Term B Loans are made at any time during the first six months after the Amendment Effective Date. The maturity date applicable to the 2024 Incremental Term B Loans is November 1, 2031. The maturity date applicable to the 2024 Revolving Facility Commitments is the earlier of (x) the date that is 91 days prior to the maturity date of the Existing Term B Loans (which is June 29, 2029) or any refinancing indebtedness in respect thereof that requires scheduled amortization or other repayments of principal (subject to certain exceptions) prior to the date that is 91 days after November 1, 2029 or (y) November 1, 2029.

On the Amendment Effective Date, the 2024 Incremental Term B Loans will bear interest at Term SOFR or ABR (each, as defined in the Amended Credit Agreement) plus (i) in the case of SOFR loans, 3.25% per annum and (ii) in the case of ABR loans, 2.25% per annum. The revolving loans will continue to bear interest subject to a pricing grid based on the Borrower’s net total leverage, at Term SOFR plus a spread ranging from 2.50% to 3.00% per annum or ABR plus a spread ranging from 1.50% to 2.00% per annum.

The foregoing description of the Amendment is a summary and is therefore qualified in its entirety by the complete text of the Amendment, which is filed as Exhibit 10.1 to this report and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 1, 2024, in connection with the closing of the 2024 Incremental Term B Loans and pursuant to a notice of redemption delivered on October 1, 2024, the Borrower redeemed all of the outstanding Notes at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest (the "Redemption"), in accordance with that certain Indenture, dated as of October 27, 2020 (the “Indenture”), among the Borrower, the guarantors from time to time party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and collateral agent. In connection with the Redemption, the Borrower satisfied and discharged the Indenture in accordance with its terms and, as a result, the Borrower and the Guarantors have been released from their remaining obligations under the Indenture.

This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the Notes or any other securities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Fourth Amendment to Credit Agreement, dated as of November 1, 2024, by and among Dave & Buster’s, Inc., Dave & Buster’s Holdings, Inc., the additional borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

 * Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2024	DAVE & BUSTER’S ENTERTAINMENT, INC.

	By:	/s/ Bryan McCrory
Bryan McCrory
Vice President, General Counsel and Secretary